Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-126894, 333-106198 and 333-97685 on Form S-8 of our report, dated March 30, 2007, relating to our audit of the consolidated financial statements which appear in this Annual Report on Form 10-K of Alliance Bancshares California for the year ended December 31, 2006.

/s/    MCGLADREY & PULLEN, LLP

Pasadena, California

March 30, 2007